UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2007

(Commission File Number) 0-25960

THE BANK OF KENTUCKY FINANCIAL CORPORATION

(Exact name of Registrant as specified in its charter)

Kentucky	61-1256535
(State of incorporation)	(I.R.S. Employer Identification Number)

111 Lookout Farm Drive

Crestview Hills, Kentucky 41017

(Address of Registrant’s principal executive office)

(859) 371-2340

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Effective January 31, 2007, David E. Meyer resigned from the Boards of Directors of each of The Bank of Kentucky Financial Corporation (the “Company”) and its wholly owned subsidiary, The Bank of Kentucky, Inc. (the “Bank”). Mr. Meyer’s resignation was not due to any disagreement with the Company.

On February 16, 2007, the Boards of Directors of the Company and the Bank each appointed Barry G. Kienzle as a director, to fill the respective vacancies created by the resignations of Mr. Meyer. Mr. Kienzle is the Chief Financial Officer of the Paul Hemmer Construction Co. (“Paul Hemmer”), a commercial and industrial real estate development and construction firm. The Bank has an existing lending relationship with Paul Hemmer established in the ordinary course of business, on substantially the same terms, including interest rates and collateral requirements, as those prevailing at the time for comparable transactions with other persons, which does not present more than the normal risk of collectibility or other unfavorable terms. It is expected that Mr. Kienzle will be assigned to serve on the Audit Committee of the Company’s Board, and will be assigned to one or more Board committees of the Bank at its next regularly scheduled meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2007

THE BANK OF KENTUCKY FINANCIAL CORPORATION

By:	/s/ Martin J. Gerrety
	Name:	Martin J. Gerrety
	Title:	Executive Vice President and Chief Financial Officer